EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OLXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Astrotech Corporation (the “Company”) for the fiscal year ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Thomas B. Pickens, III, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas B. Pickens III
Thomas B. Pickens III, Chief Executive Officer
September 25, 2018

The foregoing certification is being furnished solely to accompany the report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, as is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.